The Home Depot Announces Agreement to Sell HD Supply to Private Equity Group for $10.3 Billion and $22.5 Billion Increase in Share Repurchase Authorization

ATLANTA, June 19, 2007 -- The Home Depot(R), the world's largest home improvement retailer, today announced that its board of directors has approved strategic measures to enhance shareholder value. These measures include entering into an agreement to sell HD Supply and the execution of a recapitalization plan.

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Sale of HD Supply

In February 2007, The Home Depot began a strategic review of HD Supply, the Company's wholesale distribution division, in an effort to increase the Company's focus on its core retail business. After a thorough review of alternatives, the board unanimously approved the sale of HD Supply to private equity firms Bain Capital Partners, The Carlyle Group and Clayton, Dubilier & Rice for $10.3 billion. Subject to certain regulatory requirements and contingencies, the sale of HD Supply is expected to close in the third fiscal quarter of 2007. The transaction is not conditioned upon financing.

"HD Supply is a leader in its industry. We are proud of the business we built and know that it will continue to grow and flourish under new ownership," said Frank Blake, chairman and CEO. "I'd like to thank Joe DeAngelo and the entire HD Supply leadership team for their contributions to The Home Depot."

"Today's decision reflects our continued commitment to enhancing shareholder value, through an exclusive focus on our retail business and the return of cash to our shareholders. This year alone we will spend over $2 billion in support of our top five retail priorities. We are confident in the ability to improve productivity in our retail business through investment in these priorities, which will further enhance returns on invested capital as the investments take hold," said Blake, chairman and CEO.

"Through the hard work and dedication of HD Supply's 26,000 associates, we have built a business that sets the standard in the industry," said Joe DeAngelo, COO and executive vice president. "We've got a bright future ahead and we're confident we'll continue to prosper."

Recapitalization Plan

The board of directors also authorized a $22.5 billion increase in its share repurchase program. It is the Company's intent to repurchase up to $22.5 billion in shares as soon as practicable. The Company will fund the $22.5 billion share repurchase with the net proceeds from the sale of HD Supply, existing cash on hand and the net proceeds from an anticipated $12 billion issuance of senior unsecured notes. The $22.5 billion share repurchase may be in the form of a tender offer, open market repurchases or accelerated share repurchases, the details of which will be announced at a later date.

"Our planned recapitalization is transformational for our company. While we continue to invest heavily in the five priorities focused on our core retail business, this recapitalization plan allows us to return significant capital to our shareholders, improve the efficiency of our balance sheet by lowering our cost of capital, while at the same time retaining strong financial and operational flexibility," said Carol Tome, CFO and executive vice president - Corporate Services.

Capital Allocation Philosophy

Combined with today's announcements, the Company reiterated its capital allocation principles:

-- Dividend Principle: Deliver a predictable increase each year,

  targeting payout at approximately 30%
  --  Share Repurchase Principle: After meeting the needs of the business, use excess liquidity to repurchase shares, with value creation as the priority
  --  Return on Invested Capital Principle: Maintain a high return on invested capital, benchmarking all uses of excess liquidity against value created for shareholders through share repurchases

Targeted Capital Structure

The Company announced that its targeted capital structure will be to maintain an average total adjusted debt/EBITDAR ratio of 2.5x. Total adjusted debt includes debt on the balance sheet plus 8x operating rents and EBITDAR is defined as earnings before interest, taxes, depreciation, amortization and rent expense.

"By targeting debt levels relative to the underlying cash flow generation of the business (EBITDAR), our ongoing financing plans will support our retail business. We are confident in our ability to sustain strong cash flow generation and the financial flexibility necessary to continue executing our business strategy as well as returning cash to shareholders through dividends and repurchases," said Tome.

Lehman Brothers served as the Company's exclusive financial advisor for the strategic review of HD Supply and the recapitalization plan. Wachtell, Lipton, Rosen & Katz served as the Company's legal advisor.

2007 Guidance

At the end of the first quarter of 2007, the Company said that it expected consolidated sales including HD Supply to increase by 1-2% in fiscal 2007 and earnings per share, on a 52 week basis, to decline by 9%. To reflect the impact of the HD Supply discontinued operation, the Company plans to update its fiscal 2007 sales and earnings per share growth guidance in July 2007.

The Company will hold a conference call on Wednesday, June 20, at 11:30 a.m. ET to discuss this announcement. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

The Home Depot(R) is the world's largest home improvement specialty retailer, with 2,184 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, 10 Canadian provinces, Mexico and China. In fiscal 2006, The Home Depot had sales of $90.8 billion and earnings of $5.8 billion. The Company employs approximately 364,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index. HDG

This release includes certain supplemental financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include total adjusted debt and EBITDAR. This supplemental information should not be considered in isolation or as a substitute for the GAAP measures of debt. The Company believes that the presentation of these non-GAAP measures provides meaningful information that is useful to investors as it indicates more clearly the Company's targeted capital structure and expected operating performance. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR in order to structure debt levels relative to the underlying cash flow generation (EBITDAR) of the business.

Certain statements contained herein, including any statements related to the sale of HD Supply, the planned recapitalization of the Company, continuation of reinvestment plans, capital allocation principles, targeted capital structure, sales growth and earnings per share guidance for fiscal 2007, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These risks and uncertainties include, but are not limited to: the successful divestiture of HD Supply, including timing of the close of such transaction; economic conditions in North America; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; improving and streamlining operations and customers' in-store experience; and the impact of competition. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

SOURCE The Home Depot

Financial Community: Diane Dayhoff, Sr. Vice President of Investor Relations, +1-770-384-2666, diane_dayhoff@homedepot.com, or News Media: Paula Drake, Public Relations Manager, +1-770-384-3439, paula_drake@homedepot.com, both of The Home Depot

http://www.homedepot.com/